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                                                                    EXHIBIT 5.01


                        [COOLEY GODWARD LLP LETTERHEAD]


                                                           www.cooley.com

                                                           KENNETH L. GUERNSEY
                                                           415 693-2091
                                                           kguernsey@cooley.com




June 14, 1999




Quokka Sports, Inc.
525 Brannan Street, Ground Floor
San Francisco, CA 94107

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Quokka Sports, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering an underwritten public offering of up to 5,000,000 shares of the Company's common stock, including 750,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company, when sold and issued in accordance with the Registration Statement, related Prospectus and resolutions to be adopted by the Pricing Committee, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



Very truly yours,

Cooley Godward LLP



By:  /s/ KENNETH L. GUERNSEY
     ------------------------
    Kenneth L. Guernsey